POMEROY COMPUTER RESOURCES, INC.
                              EMPLOYMENT AGREEMENT


     THIS  AGREEMENT  is made effective as of the          day of              ,
                                                  --------        -------------
2001, by and between POMEROY COMPUTER RESOURCES, INC. ("Company"), a Delaware corporation with its principal place of business located at 1020 Petersburg Road, Hebron, Kentucky 41048, and TIMOTHY E. TONGES ("Employee").

                                   WITNESSETH:

     WHEREAS, Employee has been employed by the company since March 5, 1991; and

     WHEREAS, the parties now desire to enter into an Employment Agreement to provide additional responsibilities, duties, benefits, and compensation for Employee.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth, the parties hereby covenant and agree as follows:

     1.     Employment.     The  Company  agrees to employ the Employee, and the
            -----------
Employee agrees to be employed by the Company, upon the following terms and conditions.

     2.     Term.     The initial term of Employee's employment pursuant to this
            ----
Agreement shall begin on the date first written above and shall continue for a period of three (3) years thereafter, unless terminated earlier pursuant to the provisions of Section 10, provided that Sections 8, 9, 10(b), 11, if applicable, and 12, if applicable, shall survive the termination of such employment and shall expire in accordance with the terms set forth therein.

     3.     Renewal  Term.     The  term  of  Employee's  employment  shall
            --------------
automatically renew for additional consecutive renewal terms of one (1) year unless either party gives written notice of his/its intent not to renew the terms of the Agreement ninety (90) days prior to the expiration of the then expiring term. Employee's base salary for each renewal term shall be negotiated and mutually agreed upon by and between the Company and Employee. However, in no event shall Employee's annual base salary for any renewal term be less than the base salary in effect for the prior year.

     4.     Duties & Place of Employment.     Employee shall serve as an officer
            -----------------------------
of the company in the position of Executive Vice President of Sales and Operations. Employee shall be responsible to and report directly to the President of the Company. Employee shall devote his best efforts and substantially all his time during normal business hours to the diligent, faithful and loyal discharge of the duties of his employment and towards the proper, efficient and successful conduct of the Company's affairs. Employee further agrees to refrain during the term of this Agreement from making any sales of competing services or products or from profiting from any transaction involving computer services or products for his account without the express written consent of the Company. In connection with Employee's employment by Company, Employee shall be based at the principal executive offices of the Company located in Hebron, Kentucky.

     5.     Compensation.     For  all  services  rendered by the Employee under
            ------------
this  Agreement,  compensation  shall  be  paid  to  Employee  as  follows:

          (a) Base Salary. Employee's base annual salary shall be $200,000.00. Employee shall be entitled to an increase in his annual base salary, in the event the Company meets or exceeds the following net profit before taxes thresholds: (1) if Company's net profit before taxes for fiscal year 2001 is greater than 4.5% during that period, Employee's annual base salary for the second year of this Agreement shall be automatically increased to $225,000.00; and (2) if Company's net profit before taxes for fiscal year 2002 is greater than 4.75% during that period,

Employee's annual base salary for the final year of the initial term of this three (3) year Agreement shall be automatically increased to $250,000.00.

          (b) For purposes of this Section, the term "Gross Sales" shall mean the gross sales of equipment, software and services by Company during the applicable period, determined on a consolidated basis. In making said gross sales determination, all gains and losses realized on the sale or other disposition of Company's assets not in the ordinary course of business shall be excluded. All refunds or returns which are made during such period shall be subtracted along with all accounts receivable derived from such sales that are written off during such period in accordance with Company's accounting system. Such Gross Sales and net pre-tax margin of the Company in accordance with generally accepted accounting principles and such determination shall be final, binding and conclusive upon all parties hereto.

          (c) Company will deliver to Employee copies of the reports of any determination made hereunder by Company for the subject period, along with any documentation reasonably requested by Employee. Within thirty (30) days following delivery to Employee of such report, Employee shall have the right to object in writing to the results contained in such determination. If timely objection is not made by Employee to such determination, such determination shall become final and binding for purposes of this Agreement. If a timely objection is made by Employee, and the Company and Employee are able to resolve their differences in writing within fifteen (15) days following the expiration of the initial thirty (30) day period, then such determination shall become final and binding as it pertains to this Agreement. If timely objection is made by Employee to Company, and Employee and Company are unable to resolve their differences in writing within fifteen (15) days following the expiration of the initial 30 day period, then all disputed matters pertaining to the report shall be submitted and reviewed by the Arbitrator ("Arbitrator"), which shall be an independent accounting firm selected by Company and Employee. If Employee and Company are unable to promptly agree on the accounting firm to serve as the Arbitrator, each shall select, by not later than fifteen (15) days following the expiration of the initial 30 day period, one accounting firm and the two selected accounting firms shall then be instructed to select promptly a third accounting firm, such third accounting firm to serve as the Arbitrator. The
Arbitrator shall consider only the disputed matters pertaining to the determination and shall act promptly to resolve all disputed matters. A decision with respect to all disputed matters shall be final and binding upon Company and Employee. The expenses of Arbitration shall be borne one-half by Employee and one-half by Company. Each party shall be responsible for his/its own attorney and accounting fees.

          (d)     Quarterly  Bonus.

                 (i) In addition to the annual base compensation provided in Section 5(a)herein above, Employee shall be eligible to receive a quarterly bonus based upon the Company meeting or exceeding certain gross sales thresholds for the respective quarterly period as follows: in the event the Company's gross sales are equal to or greater than $240,000,000.00 for the applicable quarter, Employee shall be entitled to receive a cash bonus of $20,000.00; in the event the Company's gross sales are equal to or greater than $250,000,000.00 for the applicable quarter, Employee shall be entitled to receive a cash bonus of $30,000.00; in the event the Company's total gross sales are equal to or greater than $260,000,000.00 for the applicable quarter, Employee shall be entitled to receive a cash bonus of $40,000.00. In the event the Company's gross sales do not meet or exceed the minimum threshold level established in this Section 5(d)(i), Employee shall not be eligible for any quarterly bonus hereunder.

               (ii) Employee shall also be eligible to receive a quarterly bonus if Company's net profit before taxes ("NPBT") meet or exceed certain thresholds, which are more particularly set forth herein below. If Company's NPBT for the applicable quarter is greater than 4.5%, Employee shall be entitled to receive a cash bonus of $20,000.00 for the quarter; if Company's NPBT for the applicable quarter is greater than 4.75%, Employee shall be entitled to receive a cash bonus of $30,000.00; or, if Company's NPBT is greater than 5.0%, Employee shall be entitled to receive a cash bonus of $40,000.00. In the event Company fails to attain the NPBT thresholds referenced herein above for the applicable quarter, Employee shall not be eligible for or entitled to any bonus hereunder.

              (iii) The quarterly bonus schedules provided in Sections 5(d)(i) and 5(d)(ii) above are in effect for fiscal year 2001. For each subsequent year, the parties shall, in good faith, negotiate and agree upon criteria for such quarterly bonuses.

          (e) Year End Deferred Compensation. Employee shall be eligible to receive a year end deferred compensation bonus in accordance with the following schedule so long as (1) Company achieves a net profit before taxes ("NPBT") greater than 4.5% for fiscal year 2001 and (2) Company's gross sales are in excess of the following thresholds: If Company generates gross sales in excess of $1,020,000,000.00 for fiscal year 2001, Employee shall be entitled to receive $100,000.00 in cash or stock and 25,000 stock options; if Company generates gross sales in excess of $1,120,000,000.00 for fiscal year 2001, Employee shall be entitled to receive $125,000.00 in cash or stock and 35,000 stock options; or if Company generates gross sales in excess of $1,220,000,000.00 for fiscal year 2001, Employee shall be entitled to receive $150,000.00 in cash or stock and 50,000 stock options. Employee understands and acknowledges that payment of fifty percent (50%) of any cash bonus deemed earned by Employee hereunder shall be deferred and subject to a five (5) year vesting schedule. Employee further understands and acknowledges that any stock options awarded hereunder shall be subject to a three (3) year vesting schedule. Any such stock option awards made pursuant to this Section 5(e) shall be made subject to any and all terms and conditions contained in the Company's 1992 Non-Qualified and Incentive Stock Option Plan and the Award Agreement incident thereto. Any such award shall grant Employee the option to acquire a certain amount of common stock of the Company at the fair market value of such common stock as of the applicable date. For the purposes of this Agreement, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date). The year end deferred compensation schedule provided in this Section shall be in effect for fiscal year 2001 only. For each subsequent year of this Agreement, the parties shall, in good faith, negotiate and agree upon year end criteria for such deferred compensation.

          (f) Discretionary Bonus. The Company hereby agrees to provide Employee with a discretionary bonus of $100,000.00 for his job performance in fiscal year 2000. Employee acknowledges and agrees that he is already in receipt of one-half of the aforesaid discretionary cash bonus to be paid to him hereunder. Furthermore, Employee understands and agrees that the remaining
$50,000.00 of the discretionary cash bonus, which is due and owing to him hereunder, shall be subject to a three year vesting period commencing on the date of this Agreement.

          (g) Signing Bonus. The Company hereby agrees to provide Employee with a signing bonus, in the form of 25,000 stock options, as additional consideration for his execution of and agreement to the terms of this Agreement. Employee understands that the Company's award of such stock options is contingent upon his execution of this Agreement with the Company and that the award shall be made subsequent to the execution hereof as follows: Employee shall be awarded the right to acquire 25,000 shares of common stock, .01 par value, of Pomeroy Computer Resources, Inc., subject to a three (3) year vesting schedule and any other conditions contained in the Pomeroy Computer Resources, Inc., Non-Qualified and Incentive Stock Option Plan and the Award Agreement. Such award of the stock options to acquire the common stock of Pomeroy Computer Resources, Inc., shall be at the fair market value of such common stock as of the applicable date. For purposes of this Agreement, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

          (h) In addition to the compensation provided herein above, Employee shall be entitled to receive a one-time cash bonus in the amount of $100,000.00 if he remains employed with the Company pursuant to the express terms and conditions of this Agreement for the entire initial term of three (3) years as provided in Section 2 of this Agreement. Such cash bonus shall be paid to Employee, if he meets the condition precedent prescribed in this Section, within thirty (30) days after the end of the initial three (3) year term of this Agreement.

          (i) Employee hereby acknowledges that Company reserves the right to modify, alter, or amend such pay plan, at any time, in the event there are changes in the Company's business model due to events which include, but are not necessarily limited to mergers, acquisitions, corporate re-organization/re-structure, material changes to industry standards or practices which affect the Company. Such modifications, alterations or amendments to the compensation plan provided in this Section 5 shall not constitute a breach of this Agreement or otherwise qualify as a default event hereunder.

     6.   Fringe  Benefits.     During  the  term  of this Agreement, Employee
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shall  be  entitled  to  the  following  benefits:

          (a) Health Insurance - During the term of this Agreement, Employee shall be provided with the standard medical health and insurance coverage maintained by Company on its employees. Company and Employee shall each pay fifty percent (50%) of the cost of such coverage.

          (b) Vacation - Employee shall be entitled each year to a vacation of three (3) weeks during which time his compensation will be paid in full. Provided, however, such weeks may not be taken consecutively without the written consent of the President of the Company. In addition, Employee shall provide the President of the Company with two (2) weeks advance written notice of any such vacation.

          (c) Retirement Plan - Employee shall participate, after meeting eligibility requirements, in any qualified retirement plans and/or welfare plans maintained by the Company during the term of this Agreement.

          (d) Automobile Allowance - Company shall provide Employee with an automobile allowance of $850.00 per month during the term of this Agreement. Employee shall be responsible for all insurance, maintenance and repair expenses associated with such vehicle.

          (e) Cellular Phone Allowance - Company shall provide Employee with a cellular phone allowance of $75.00 per month during the term of this Agreement.

          (f) Life Insurance - During the term of this Agreement, Company shall maintain on the life of Employee, provided he is insurable at standard rates a term life insurance policy in the amount of $500,000.00. Employee shall have the right to designate the beneficiary of such policy. Employee agrees to take any and all physicals that are necessary incident to the issuance and/or renewal of said policy. In addition, Employee agrees to take any and all physicals that are necessary incident to the procurement of key person insurance upon his life by Company. In the even that Employee is not insurable at standard rates during the term of this

               Agreement, but Employee is able to procure rated coverage, Employee shall have the right to procure coverage for a lower amount of insurance, the cost of which is equivalent to the standard term rate cost of $500,000.00 of coverage. In the event Employee is not insurable, then Company shall pay Employee an amount equal to the projected cost of the contemplated term insurance of $500,000.00 at standard rates.

          (g) Club Membership Dues - The Company shall provide payment for Employee's monthly membership dues at Traditions Golf Club. In addition, the Company will provide payment for any expenses incurred by member on such accounts for legitimate business purposes. Employee shall be solely responsible for the payment of any and all personal charges to such member accounts.

Employee understands and acknowledges that he shall be responsible for any and all taxes, owed, if any, on the fringe benefits provided to him pursuant to this
Section  6.

     7.   Expenses.     During  the  term  of Employee's employment hereunder,
          ---------
Employee shall be entitled to receive prompt reimbursement for all other reasonable and customary expenses incurred by Employee in fulfilling Employee's duties and responsibilities hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by Company.

     8.   Non-Competition  &  Non-Solicitation.     In  connection  with  the
          -------------------------------------
diligent, faithful and loyal discharge of the duties of Employee's employment under this Agreement, Employee agrees that so long as he is employed by the Company (whether or not pursuant to the provisions of this Agreement) he will not, directly or indirectly, be employed by, or otherwise give assistance to or be affiliated with (as an employee, consultant, independent contractor of any type, director or otherwise) any person, firm, corporation or entity which is directly or indirectly engaged in a competitive business with that carried on by the Company or any of its subsidiaries. Employee agrees that so long as he is employed by the Company, he will not own, engage in, conduct, manage, operate, participate in, be employed by or be connected in any manner whatsoever with any competitive business with that carried on by Company or any of its subsidiaries or become associated with, in any capacity, or solicit or sell to, customers of the Company or any of its subsidiaries or employ or attempt to employ any current or future employee of the Company or any of its subsidiaries or induce any employee of the company or of any of its subsidiaries to leave its employ.

     In addition, as an inducement for and as additional consideration for the Company entering into this Agreement, Employee agrees that for a period of one
(1) year commencing on the termination of employment, he will not with any other person, corporation or entity, directly or indirectly, by stock or other ownership, investment, employment, or otherwise, or in any relation whatsoever:

          (1) solicit, recruit, divert or take away or attempt to solicit, divert or take away any of the business, customers or patronage of the Company or of any of its subsidiaries;

          (2) attempt to seek or cause any customers of the Company or any of its subsidiaries thereof, to refrain from continuing their patronage;

          (3) engage in the business, or the business of being a value added microcomputer reseller or network integrator, or any other business activity which is competitive with the Company, or any of its affiliates, subsidiaries or branches of the Company, including but not limited to, any affiliates, subsidiaries or branches of the

               Company after the date of this Agreement, within a 90 mile radius of Hebron, Kentucky; Lexington, Kentucky; Louisville, Kentucky; Knoxville, Tennessee; Nashville, Tennessee; Memphis, Tennessee; Atlanta, Georgia; Jacksonville, Florida; Miami, Florida; Tallahassee, Florida; Tampa, Florida; Charleston, West Virginia; Morgantown, West Virginia; Birmingham, Alabama; Montgomery, Alabama; Evansville, Indiana; Indianapolis, Indiana; Des Moines, Iowa; Chicago, Illinois; Greensboro, North Carolina; Charlotte, North Carolina; Raleigh, North Carolina; Columbia, South Carolina; Columbus, Ohio; Cleveland, Ohio; Cincinnati, Ohio; Dayton, Ohio; Richmond, Virginia; Oklahoma City, Oklahoma; Tulsa, Oklahoma; Little Rock, Arkansas; Kalamazoo, Michigan; Harrisburg, Pennsylvania; Minneapolis, Minnesota; Houston, Texas; San Antonio, Texas; and Washington, DC. The parties agree that the preceding list is not intended to be exclusive and the application of this non-competition provision shall extend to any other city/state in which the Company, its affiliates, subsidiaries or branches conduct business during the term of this Agreement;

          (4) knowingly employ or attempt to recruit, solicit or employ in any capacity any employee or agent of Company, or any of its subsidiaries; and

          (5) Perform services, either as an employee or as a consultant, for any competitive business.

For purposes of this Section 8, a competitive business shall mean any person, corporation, partnership or other legal entity (including manufacturers which sell computer products and services directly to end users) engaged, directly or indirectly, through subsidiaries or affiliates, in any of the following business activities:

          I. distributing of computer hardware, software, peripheral devices, and related products and services;

         II. sale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

        III. any other business activity which can reasonably be determined to be competitive with the principal business activity being engaged in by the Company or any of its subsidiaries during the term of this Agreement; and

         IV. any other business activities which Company or any of its subsidiaries subsequently become involved in after the date of this Agreement.

     This one (1) year non-competition provision commencing on the date of Employee's termination of employment shall not be applicable if the Employee is terminated by the Company without cause pursuant to Section 10(a)(v) or if Company does not renew this Agreement after the expiration of the initial term of this Agreement or any renewal term. Provided, however, such one (1) year non-competition provision shall be applicable in any of such instances in the event the Company elects in writing to compensate Employee pursuant to Section 11 of this Agreement.

     Employee has carefully read and has given careful consideration to all the terms and conditions of this Agreement and agrees that they are necessary for the reasonable and proper protection of the Company's business. The Employee acknowledges that the Company has entered into this Agreement because of Employee's promise that he will abide by and be bound by each of the terms contained in this Section 8. The Employee agrees that company shall be entitled to injunctive relief to enforce these terms in addition to all other legal remedies. Employee acknowledges that each and every one of the terms of this provision is reasonable in all respects including their subject matter, duration, scope and the geographical area embraced herein and waives any and all right to compensation and/or benefits herein mentioned or referred to if Employee violates the provisions of this Section 8.

          9.   Non-Disclosure and Assignment of  Confidential  Information.  The
               --------------------------------------------------------------
Employee acknowledges that the Company's trade secrets and confidential and proprietary information, including without limitation:

          (a)  unpublished  information  concerning  the  Company's:

               i.   research activities and plans,
              ii.   marketing or sales plans,
             iii.   pricing or pricing strategies,
              iv.   operational techniques,
               v.   customer and supplier lists, and
              vi.   strategic plans;

          (b) unpublished financial information, including unpublished information concerning revenues, profits and profit margins;

          (c)  internal  confidential  manuals;  and

          (d) any "material inside information" as such phrase is used for the purposes of the Securities Exchange Act of 1934, as amended;

all constitute valuable, special and unique proprietary and trade secret information of the Company. In recognition of this fact, the Employee agrees that the Employee will not disclose any such trade secrets or confidential proprietary information (except (i) information which becomes publicly available without violation of this Agreement, (ii) information of which the Employee did not know and should not have known was disclosed to the Employee in violation of any other person's confidentiality obligation, and (iii) disclosure required in connection with any legal process), nor shall the Employee make use of any such information for the benefit of any person, firm, operation or other entity except the Company and its subsidiaries or affiliates. The Employee's obligation to keep all such information confidential shall be in effect during and for a period of five (5) years after the termination of his employment; provided, however, that the Employee will keep confidential and will not disclose any trade secret or similar information protected under law as intangible property (subject to the same exceptions set forth in the parenthetical clause above) for so long as such protection under law is extended.

     10.  Termination.
          ------------

          (a) The Employee's employment with the Company may be terminated at any time as follows:

               (i) By the Employee at his discretion, upon ninety (90) days written notice to Company;

              (ii)  By  Employee'  s  death;

             (iii) By Employee's physical or mental disability which renders Employee unable to perform his duties hereunder.


              (iv) By the company, for cause upon three (3) days written notice to Employee. For purposes of this Agreement, the term "cause" shall mean termination upon: (i) the failure by Employee to substantially perform his duties with the Company, after a written demand for substantial performance is delivered to him by the Company, which demand specifically identifies the manner in which the Company believes that he has not substantially performed his duties;
                    (ii) the engaging by Employee in conduct which is materially injurious to the Company, monetarily or otherwise, including but not limited to any material misrepresentation related to the performance of his duties; (iii) the conviction of Employee of a felony or other crime involving theft or fraud; (iv) Employee's neglect or misconduct in carrying out his duties hereunder resulting, in either case, in material harm to the Company; or (v) any material breach by Employee of this Agreement.

               (v)  By the Company at its discretion, without cause, upon thirty
                    (30)  days  written  notice  to  the  Employee.

          (b)  Compensation  upon  Termination:

               (i) In the event of termination of employment, the Employee or his estate, in the event of death, shall be entitled to his annual base salary and other benefits provided hereunder to the date of his termination. If applicable, Employee or his estate shall be entitled to receive any bonuses accrued to the date of such termination of employment and any vested incentive compensation that may be deemed due and undisputed by Company.

              (ii) In the event the Company terminates Employee's employment hereunder without cause pursuant to paragraph 10(a)(v), Employee shall continue to receive his base annual salary compensation, then in effect, for a period of six (6) months commencing on the date of said termination, provided he is not employed by a competitor or otherwise in breach of this Agreement. Payment of such base compensation shall be made in the ordinary course of the Company's business in accordance with its usual and customary payroll practices. Company shall also be obligated to pay Employee commissions, bonuses, and/or deferred compensation which has been deemed earned, is vested in Employee, and is otherwise not in disputed and is due to Employee as of Employee's termination date. In addition, to the foregoing, any and all deferred compensation and stock options awarded to Employee hereunder during the term of this Agreement, which remain "unvested" at the time of such termination without cause, shall be subject to accelerated vesting and shall be payable, in full, to Employee or exercisable by Employee, as the case may be, in accordance with Company's usual and customary practices regarding the payment of vested deferred compensation and/or the exercise of vested stock options.

             (iii) In the event Employee terminates this Agreement prior to the end of the initial term or during any renewal term hereof, Employee shall forfeit and waive his right to any compensation provided to him hereunder which is not deemed due and undisputed, earned and/or vested as of the date of such termination. So long as Employee has not otherwise breached this Agreement or is not otherwise in default under the terms hereof, Employee shall be entitled to receive any bonuses accrued to the date of such termination of employment and any vested incentive compensation that may be deemed due and undisputed.

              (iv) In the event Company terminates Employee's employment hereunder for cause pursuant to Section 10(a)(iv), Employee shall not be entitled to deferred compensation and/or other incentive compensation, if any, which is not deemed vested in Employee, in accordance with the applicable vesting schedule for said compensation, at the time of such termination for cause and Employee shall forfeit and forever waive any and all right, interest or claim in such unvested portions thereof.

     11.  Payments  to  Extend  Covenant  Not to Compete of Employee.  In the
          ----------------------------------------------------------
event Company does not renew this Agreement upon the expiration of the initial term of this Agreement or any renewal term, Company shall have the option to pay Employee an amount equal to his base annual salary that was in effect prior to such non-renewal of his Employment Agreement in twelve (12) consecutive equal monthly installments commencing thirty (30) days after the date of termination of employment in consideration for Employee not competing with Company for a period of twelve (12) months from the date of the termination of his employment for any of the reasons set forth above, as applicable.

     12.  Disability.  In  the  event  that  Employee  becomes  temporarily
          ----------
disabled and/or totally and permanently disabled, physically or mentally, which renders him unable to perform his duties hereunder, Employee shall receive one hundred percent (100%) of his base annual salary (in effect at the time of such disability) for a period of one (1) year following the initial date of such disability (offset by any payments to the Employee received pursuant to disability benefit plans, if any, maintained by the Company.) Such payments shall be payable in twelve consecutive equal monthly installments and shall commence thirty (30) days after the determination by the physicians of such disability as set forth below.

     For purposes of this Agreement, Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if attested to by two qualified physicians, (one to be selected by Company and the other by Employee) competent to give opinions in the area of the disabled Employee's physical and/or mental condition. If the two physicians disagree, they shall select a third physician, whose opinion shall control. Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if he shall become disabled as a result of any medically determinable impairment of mind or body which renders it impossible for such Employee to perform satisfactorily his duties hereunder, and the qualified physician(s) referred to above certify that such disability does, in fact, exist. The opinion of the qualified physician(s) shall be given by such physician(s), in writing directed to the Company and to Employee. The physician(s) decision shall include the date that disability began, if possible, and the 12th month of such disability, if possible. The decision of such physician(s) shall be final and conclusive and the cost of such examination shall be paid by Company.

     13.  Severability.  In  case  any one (1) or more of the provisions or part
          ------------
of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement. In such a situation, this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it will be valid, legal and enforceable to the maximum extent possible.

     14.  Governing  Law.  This  Agreement shall be governed and construed under
          --------------
the laws of the Commonwealth of Kentucky and shall not be modified or discharged, in whole or in part, except by an agreement in writing signed by the parties.

     15.  Notices.  All  notices,  requests, demands  and  other  communications
          -------
relating to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid:

     If to Company, to:   Pomeroy Computer Resources, Inc.

                          C/O Legal Department
                          1020 Petersburg Road
                          Hebron, Kentucky 41048

     With a copy to:      James H. Smith III
                          Lindhorst & Dreidame Co., L.P.A.
                          312 Walnut Street, Suite 2300
                          Cincinnati, Ohio 45202

     If to Employee, to the Employee's residential address, as set forth in the Company's records.

     16.  Enforcement  of  Rights.  The  parties  expressly  recognize  that any
          -----------------------
breach of this Agreement by either party is likely to result in irrevocable injury to the other party and agree that such other party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance of this Agreement by each party or to enjoin any party from activities in violation of this Agreement. Should either party engage in any activities prohibited by this Agreement, such party agrees to pay over to the other party all compensation, remuneration, monies or property of any sort received in connection with such activities. Such payment shall not impair any rights or remedies of any non-breaching party or obligations or liabilities of any breaching party pursuant to this Agreement or any applicable law.

     17.  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     18.  Parties in Interest.  This  Agreement  shall  inure to the benefit and
          -------------------
shall be binding upon the Company, the Employee, and their respective successors, assigns and heirs. The rights of any party under this Agreement shall not be assignable, except that Company reserves the right to assign this Agreement to any of its affiliates or subsidiaries, without Employee's consent. Any assignee of Company shall be entitled to all rights and benefits of Company contained in this Agreement.

          The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company or the business with respect to which the duties and responsibilities of Employee are principally related, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the assumption agreement provided for in this
Section 18 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     19.  Representation of Employee.  Employee  represents and warrants that he
          --------------------------
is not party to or bound by any agreement or contract or subject to any restrictions including without limitation any restriction imposed in connection with previous employment which prevents Employee from entering into and performing his obligations under this Agreement.

     20.  Dispute Resolution Procedure.  The parties agree that as an essential
          ----------------------------
element of this Agreement, any controversy, dispute, or claim arising out of, concerning or otherwise relating to this Agreement or the breach thereof, as well as any claim arising under any federal, state, local or common law governing the relationship between the Company and Employee, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect. Any such arbitration will be conducted in the Metropolitan Greater Cincinnati,

Ohio/Northern Kentucky area. The exact location and time of the arbitration shall be agreed to by the parties and the panel. In the event the parties cannot agree, the panel shall designate the location and time of the arbitration. Either party may initiate arbitration by filing a demand for binding arbitration in accordance with the Arbitration Rules. The parties shall attempt to agree upon and appoint a panel of three (3) arbitrators promptly after the demand is filed. Each of those arbitrators must have the requisite qualifications to arbitrate the dispute. If the parties are unable to agree upon the selection of arbitrators within ten (10) business days after the date the dispute is submitted to arbitration, either party may request the American Arbitration Association to appoint a panel of three (3) arbitrators who possess the requisite qualifications to arbitrate the dispute. The arbitration shall be binding in nature and the parties acknowledge that the decision is final, not subject to judicial review, and may be entered and enforced in any Court of competent jurisdiction. Unless otherwise agreed by the parties in advance of the arbitration, each party shall be responsible for one-half (1/2) of the fees and expenses incurred in connection with the alternative dispute methods described herein above during the course of said process. Notwithstanding the foregoing, the parties acknowledge and agree that the prevailing party in the arbitration proceeding shall be entitled to recover applicable attorneys fees, all reasonable out-of-pocket expenses, as well as any and all other costs associated with the arbitration, including the Arbitrators' fees.

     21.  Prior Agreement.  This Agreement shall supersede and cancel any
          ---------------
previous agreement entered into by and between the Employee and Company regarding the subject matter.


     IN WITNESS WHEREOF, this Agreement has been executed effective as of the day and year first above written.

WITNESSES:                             POMEROY  COMPUTER  RESOURCES,  INC.

                                       By:
-------------------------                 -------------------------------

-------------------------

-------------------------              ----------------------------------
                                                TIMOTHY E. TONGES
-------------------------